State of Delaware
Secretary of State
Division of Corporations
Delivered 02:15 PM 04/15/2025
FILED 02:15 PM 04/15/2025
SR 20251578570 - File Number 6860351

CERTIFICATE OF RETIREMENT
OF
CLASS B COMMON STOCK
OF
GROVE COLLABORATIVE HOLDINGS, INC.

Pursuant to Section 243(b)
of the General Corporation Law
of the State of Delaware

Grove Collaborative Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the "**Corporation**"), HEREBY CERTIFIES as follows:

1. Effective as of 5:00 p.m., New York City time, on February 14, 2025 (the "**Effective Date**"), 3,913,149 shares of its Class B Common Stock, par value $0.0001 per share (the "**Class B Common Stock**") were converted into shares of its Class A Common Stock, par value $0.0001 per share. Subsequent thereto, the Board of Directors of the Corporation resolved to retire and cancel all of the shares of Class B Common Stock so converted and authorized effective as of the Effective Date.

2. The Certificate of Incorporation of the Corporation ("**Certificate of Incorporation**") provides that the reissuance of such shares of Class B Common Stock shall be prohibited, and such shares of Class B Common Stock will be retired and cancelled.

3. Accordingly, pursuant to the provisions of Section 243(b) of the General Corporation Law of the State of Delaware, upon the effective date of the filing of this Certificate of Retirement, the Certificate of Incorporation shall be amended so as to (i) cancel all 200,000,000 shares of authorized Class B Common Stock, including the 3,913,149 shares of Class B Common Stock so converted, (ii) reduce the total number of authorized shares of all classes of stock of the Corporation from 900,000,000 to 700,000,000, and (iii) reduce the total number of authorized shares of common stock of the Corporation from 800,000,000 to 600,000,000.

[*Signature Page Follows*]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Retirement to be signed by its duly authorized officer, this 14th day of April, 2025.

GROVE COLLABORATIVE HOLDINGS, INC.

By:__/s/ Jeff Yurcisin____________________
Name: Jeff Yurcisin
Title: Chief Executive Officer